UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
December 31, 2007

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TRIST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52315	20-1915083
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

7030 HAYVENHURST AVE, VAN NUYS, CALIFORNIA 91406
(Address of principal executive offices, including zip code)

(818) 464-1640
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities

Securities Exchange Agreement

On December 31, 2007, the Trist Holdings, Inc. f/k/a Landbank Group, Inc. (the “Company”) closed the transactions contemplated under the Securities Exchange Agreement (the “Agreement”)dated with Landbank Acquisition LLC (“Investor”)and Family Products LLC, a member of Investor, who isa party to the Agreement for the limited purpose of providing indemnification to the Company thereunder.  At the time the Agreement was executed, and immediately prior to the closing of the transaction contemplated therein, Investor was the owner of 55% of the Company’s outstanding capital stock.

Pursuant to the Agreement, the following transactions (the “Transactions”) occurred at the closing:  (1) the Company transferred ownershipof Landbank LLC, its operating subsidiary (“LLC”), to Investor (the “LLC Transfer”), (2) the Company issued79,311,256 new shares ofcommon stock toInvestor to increase Investor’s current equity holdings in Company of approximately fifty-five percent (55%) to approximately ninety-five percent (95%) (the “Share Issuance”), (3) Investor agreed to provide full indemnity to Company for LLC’s prior operations and liabilities, (4) LLC assigned $500,000 in debt to Company owed to Investor (the “Note Assignment”), (5) LLC retained approximately$500,000 in debt owed to third parties and approximately $2.5 million in debt owed to Investor, and (6) the Company retained approximately$5,000 in cash for the Company’s working capital.

In connection with the Note Transfer, the Company entered into a note assignment with LLC and Investor and issued a promissory note to Investor in the principal amount of $500,000.

Investor and the Company also entered intoa Registration Rights Agreement between them at the closing (the “Registration Rights Agreement”) pursuant to which the Investor received certaindemand and piggyback registration rights with respect to the shares received in the Share Issuance.

The Company received an opinion from Gemini Valuation Services LLC that the Transactions, viewed together, are fair, from a financial point of view, to the Company’s stockholders.  Several methodologies were used to make this assessment which provided an estimate as to the aggregate enterprise value of LLC’s business and Company operations on a going-forward basis.

The consummation of the Transactions was subjectto the receipt of customary closing conditions, each of which occurred prior to the closing, including approval of the LLC Transfer by the Corporation’s stockholders and the amendment of the Company’s Certificate of Incorporation to change the name of the Company and to increase the number of authorized shares of Common Stock from 100,000,000 to 2,000,000,000.

The Investor representedto us that it wasan “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that Investor was receiving the securities for investment and not in connection with a distribution thereof.  The issuance and sale of the shares received in the Share Issuance wasexempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

The description contained in this Item 1.01 of certain terms of the Agreement and the transactions contemplated by the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is incorporated by reference heretoas Exhibit 2.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Securities Exchange Agreement dated November 1,2007 by and among Landbank Group, Inc., Landbank Acquisition LLC and Family Products LLC.(1)

 (1)            Incorporated by reference to Registrant’s Current Report on Form 8-K filed on November 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIST HOLDINGS, INC. (Registrant)

Dated: January 7, 2007	By:	/s/ Eric Stoppenhagen
Eric Stoppenhagen
Interim President